Exhibit (N)(13)

[LETTERHEAD OF MORGAN, LEWIS & BOCKIUS LLP]

May 30, 2003

Connecticut General Life Insurance Company

CG Variable Life Insurance Separate Account A

900 Cottage Grove Road

Bloomfield, Connecticut 06152

Re: Registration No. 33-60967

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption “Experts” in the Prospectus contained in Post-Effective Amendment No. 11 to the Registration Statement on Form N-6 (File No. 33-60967) for CG Variable Life Insurance Separate Account A filed by the Account with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

Very truly yours,

MORGAN, LEWIS & BOCKIUS LLP

By:    /S/    MICHAEL BERENSON

            Michael Berenson